Exhibit 99.B14

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Variable Portfolios, Inc.

We consent to the use of our report dated February 27, 2009, incorporated herein by reference, on the financial statements of ING Opportunistic LargeCap Growth Portfolio and ING Opportunistic LargeCap Portfolio, each a series of ING Variable Portfolios, Inc., and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

April 24, 2008